UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Checkpoint Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38128	47-2568632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Sawyer Road, Suite 110, Waltham, MA 02453

(Address of principal executive offices)

(781) 652-4500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CKPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2024, Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a single healthcare-dedicated institutional investor. The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) 1,230,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for up to an aggregate of 4,623,659 shares of Common Stock, and (iii) in a concurrent private placement, common warrants (the “Common Warrants”) to purchase up to 5,853,659 shares of Common Stock. The offering price per Share and associated Common Warrant is $2.05 and the offering price per Pre-Funded Warrant and associated Common Warrant is $2.0499. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Common Warrants will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants, will expire five years following the issuance date and have an exercise price of $2.05 per share.

The Shares and the Pre-Funded Warrants described above (and the shares of Common stock issuable upon the exercise of the Pre-funded Warrants) were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-270843) and a related prospectus supplement to be filed with the Securities and Exchange Commission (the “Registered Direct Offering”). The Company expects to receive gross proceeds from the offering of approximately $12 million. The offering is expected to close on or about July 3, 2024, subject to the satisfaction of customary closing conditions.

On July 1, 2024, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the offering. The Company will pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds of the Registered Direct Offering. The Company also agreed to pay Wainwright certain expenses of $60,000 for non-accountable expenses and $15,950 for clearing fees. Additionally, the Company has agreed to issue to Wainwright or its designees as compensation, warrants to purchase up to 351,220 shares of Common Stock, equal to 6.0% of the aggregate number of Shares and Pre-Funded Warrants placed in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the commencement of sales under the Offering and an exercise price of $2.5625 per share of Common Stock (equal to 125% of the offering price per share of Common Stock).

The foregoing summaries of the Purchase Agreement, the Pre-Funded Warrants, Common Warrants, and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The description of the terms of the Purchase Agreement, the Pre-Funded Warrants, Common Warrants and the Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the issuance of the Common Warrants and the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Common Warrants and the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 8.01.	Other Events.

On July 2, 2024, the Company issued a press release to announce it has completed the resubmission of its biologics license application to the U.S. Food and Drug Administration for cosibelimab and a press release to announce the pricing of the offering described above in Item 1.01.

A copy of each press release is attached hereto as Exhibit 99.1 and Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant

4.2	Form of Common Stock Purchase Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Alston & Bird LLP

10.1	Form of Securities Purchase Agreement, dated as of July 2, 2024, by and between Checkpoint Therapeutics, Inc. and the Purchaser

23.1	Consent of Alston & Bird LLP (contained in Exhibit 5.1)

99.1	Press Release of Checkpoint Therapeutics, Inc., dated July 2, 2024

99.2	Press Release of Checkpoint Therapeutics, Inc., dated July 2, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT THERAPEUTICS, INC.

Date: July 3, 2024	By:	/s/ James F. Oliviero
	Name:	James F. Oliviero
	Title:	President and Chief Executive Officer